U.S. SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                              FORM SB-2/A
          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                           FREELANCE COM, INC.
             (Name of Small Business Issuer in its charter)

            Nevada                       6700                    88-0458875
    (State or Jurisdiction of   (Primary Standard Industrial  (I.R.S. Employer
        Incorporation or          Classified Code Number)     Identified No.)
          Organization)

 3360 West Sahara Avenue, Suite 200, Las Vegas, Nevada 89102; (702) 732 2253.
       (Address and telephone number of Registrant's principal executive offices and principal place of business)

       Adam U.Shaikh, Esq., 3360 West Sahara Avenue, Suite 200, Las Vegas,
               Nevada 89102; (702) 732-2253, fax: (702) 732-2253
         (Name, address, and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to
register additional
securities for an offering
pursuant to Rule 462(b)
under the Securities Act,
please check the following
box and list the
Securities Act
registration number of the
earlier effective
registration statement for
the same offering.
*
If this Form is a post-
effective amendment filed
pursuant to Rule 462(c)
under the Securities Act,
check the following box
and list the Securities
Act registration statement
number of the earlier
effective registration
statement for the same
offering.
*
If this Form is a post-
effective amendment filed
pursuant to Rule 462(d)
under the Securities Act,
check the following box
and list the Securities
Act registration statement
number of the earlier
effective registration
statement for the same
offering.
*
If the delivery of the
prospectus is expected to
be made pursuant to Rule
434, check the following
box.
*


                        CALCULATION OF REGISTRATION FEE

Title of each
class of
securities to
be registered                                       Common shares

Amount to be
registered                                           2,000,000

Proposed
maximum
offering
price per
unit                                                  $0.05

Proposed
maximum
aggregate
offering
price                                                 $100,000.00

Amount of
registration
fee                                                  $26.40

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                                      Initial Public Offering
                                                                   Prospectus

                                FREELANCE.COM
                       2,000,000 shares of Common Stock
                               $0.05 per share


Registrant
Freelance.com
3651 N. Rancho Dr., Apt 163
Las Vegas, NV  89130
(702) 732-2253

                                  The Offering
_____________________________________________________________________________

Per Unit total,                      Underwriting          Proceeds to issuer
total minimum,                       discounts and              or other
total maximum    Price to Public      commissions               persons

   400,000            $.05              $2,000                 $18,000
  2,000,000           $.05              $10,000	               $100,000


This is our initial public offering, and no public market currently exists for our shares. The offering price may not reflect the market price of our shares after the offering.

                        ________________________

The title of each class of securities to be registered is Common Shares.

The amount to be registered is 2,000,000 shares.


This investment involves a high degree of Risk.   You  should  purchase shares
only if you can afford a complete loss. Please consider carefully the risk factors contained in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Freelance is conducting a "Blank Check" offering subject to Rule 419 of Regulation C as promulgated by the U.S. Securities and Exchange Commission under the securities act of 1933, as amended. The net offering proceeds, after deduction for offering expenses (estimated at $20,000) and sales commissions, and the securities to be issued to investors must be deposited in an escrow account . While held in the escrow account, the deposited securities may not be traded or transferred. Except for an amount up to 10% of the deposited funds otherwise releasable under rule 419, the deposited funds and the deposited securities may not be released until an acquisition meeting certain specified criteria has been consummated and a sufficient number of investors reconfirm their investment in accordance with the procedures set forth in rule 419.

TABLE OF CONTENTS
                                                                     		PAGE
PROSPECTUS SUMMARY. . . . . . . . . . . . . . . . . . . . . . . . . . . .4

RISK FACTORS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5

INVESTORS RIGHTS AND SUBSTANTIVE
PROTECTION UNDER RULE 419. . . . . . . . . . . . . . . . . . . . . . . . 8

USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

DETERMINATION OF OFFERING PRICE. . . . . . . . . . . . . . . . . . . .   11

DILUTION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

PLAN OF DISTRIBUTION. . . . . . . . . . . . . . . . . . . . . . . . . .  13

LEGAL PROCEEDINGS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 16

DIRECTOR, EXECUTIVE OFFICER, PROMOTERS
AND CONTROL PERSONS. . . . . . . . . . . . . . . . . . . . . . . . . . .16

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16

DESCRIPTION OF SECURITIES. . . . . . . . . . . . . . . . . . . . . . .  .17

INTEREST OF NAMED EXPERTS AND COUNSEL. . . . . . . . . . . . . . . . . ..19

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES. . . . . . . . . . . . . . . . . . . . .  20

ORGANIZATION WITHIN LAST FIVE YEARS. . . . . . . . . . . . . . . . . . . 20

DESCRIPTION OF BUSINESS. . . . . . . . . . . . . . . . . . . . . . . .  .21

PLAN OF OPERATION. . . . . . . . . . . . . . . . . . . . . . . . . . .  .21

DESCRIPTION OF PROPERTY. . . . . . . . . . . . . . . . . . . . . . . . . 27

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS. . . . . . . . . . . . . .28

MARKET FOR COMMON EQUITY AND RELATED
STOCKHOLDER MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . .  .28

EXECUTIVE COMPENSATION. . . . . . . . . . . . . . . . . . . . . . . . . .28

FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . . . . . . . . .  .29-37

Dealer Prospectus Delivery Obligation

Until 90 days following the release of Freelance's securities from the escrow account, all dealers that effect transactions in these securities, whether or not participating in this offering, will be required to deliver a prospectus. This is in addition to the dealers obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Prospectus summary


Corporate information

Freelance  Com,  Inc. was incorporated under the laws of Nevada on June  19th,
2000.   Freelance  currently  does  not  have  an  office.  Freelance uses its attorney's office for correspondence. Their address is 3651 North Rancho Drive, Apt 163, Las Vegas, Nevada 89130. Their telephone number is (702) 732-2253.

Business.

Freelance is a blank check company subject to Rule 419.Freelance was organized as a vehicle to acquire or merge with another business or company. Freelance has no present plans, proposals, agreements, arrangements or understandings to acquire or merge with any specific business or company. Management, however, is always looking for potential merger candidates.

Freelance has been in the developmental stage since inception and has no operations to date. Other than issuing shares to its original shareholders, Freelance never commenced any operational activities. Freelance would be defined as a blank check "shell" company.

The Offering.

Freelance is conducting a blank check offering pursuant to Rule 419.
A maximum of 2,000,000 shares may be sold on a direct participation offering basis. All of the proceeds from the sale of shares will be placed in an interest-bearing escrow account by 12 o'clock noon of the fifth business day after receipt thereof, until the sum of the minimum offering is received. If less than $20,000, is received from the sale of the shares within 240 days of the date of this prospectus, all proceeds will be refunded promptly to purchasers with interest and without deduction for commission or other expenses. Subscribers will not be able to obtain return of their funds while in escrow. There will be a minimum purchase of 5000 shares at $250.00.

                             RISK FACTORS

     The securities offered are highly speculative in nature and involve a high degree of risk. They should be purchased only by persons who can afford to lose their entire investment. Therefore, each prospective investor should, prior to purchase, consider very carefully the following risk factors among other things, as well as all other information set forth in this prospectus.

Due to a lack of financing and a lack of experience in the management positions, Freelance will be at a competitive disadvantage.

Freelance is and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private entities. A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for Freelance. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than Freelance. Consequently, Freelance will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, Freelance will compete in seeking merger or acquisition candidates with numerous other small public companies.

While seeking a business combination, management anticipates devoting up to twenty hours per month to the business of Freelance. Notwithstanding the limited experience and time commitment of Management, loss of Management' services would adversely affect development of Freelance' business and its likelihood of continuing operations. Furthermore, none of the officers are professional business analysts. Lack of experience will be a detriment to Freelance' efforts.

Freelance has not identified a potential merger candidate as of yet. Investors in Freelance's securities will not be able to evaluate the merits or risks of a potential merger candidate before they invest, nor can they be certain that a merger candidate will be found.

Freelance has no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of, a private
entity.   Freelance  may  not  be  successful  in  identifying and  evaluating suitable business opportunities or in concluding a business combination. Management has not identified any particular industry or specific business
within an industry for evaluations. Ultimately,   Management   will have broad
discretion in determining the specific business combination that will take place. Freelance has been in the developmental stage since inception and has no operations to date. Other than issuing shares to its original shareholders,
Freelance never  commenced  any operational activities.   Freelance may not be
able to  negotiate  a  business  combination  on terms favorable to Freelance.

Investors will, however, have a chance to evaluate a merger candidate before a proposed merger occurs pursuant to Rule 419. At this time, investors will determine whether they wish to leave their investment or receive their investment back. If they choose not to invest, they may still loose ten percent of their initial investment.

Freelance lacks any market research or marketing organization. Freelance may find it difficult to complete its business plan of acquiring or merging with a target company.

Freelance has neither conducted, nor have others made available to it, results of market research indicating that market demand exists for the transactions contemplated by Freelance. Moreover, Freelance does not have, and does not plan to establish, a marketing organization. Even in the event demand is identified for a merger or acquisition contemplated by Freelance, there is no assurance Freelance will be successful in completing any such business combination.

Potential determination by the SEC that Freelance is an investment company could cause significant registration and compliance costs under the Securities Exchange Act of 1933.

In the event Freelance engages in business combinations which result in Freelance holding passive investment interests in a number of entities, the Freelance could be under regulation of the Investment Company Act of 1940. In such event, Freelance would be required to register as an investment company and could be expected to incur significant registration and compliance costs Freelance has obtained no formal determination from the Securities and Exchange Commission as to the status of Freelance under the Investment Company Act of 1940 and, consequently, any violation of such Act would subject Freelance to material adverse consequences.


A successful merger or acquisition of Freelance with another business entity will, in all likelihood, result in a significant shift in control from Freelance's management to the merging company's management.

A business combination involving the issuance of Freelance' common stock will, in all likelihood, result in shareholders of a private company obtaining a controlling interest in Freelance. Any such business combination may require
Management of Freelance to sell or transfer all or a portion of Freelance' common stock held by him, or resign as a member of the board of director of Freelance. The resulting change in control Freelance could result in removal of Management and a corresponding reduction in or elimination of their participation in the future affairs of Freelance.

A successful merger or acquisition of Freelance with another business entity will, in all likelihood, result in a significant shift in control from Freelance's shareholders to the merging company's shareholders.

A business combination involving Freelance and another business entity will, in all likelihood, result in Freelance issuing securities to shareholders of the merging entity. The issuance of previously authorized and unissued common stock of Freelance would result in a reduction in percentage of shares owned by the present and prospective shareholders of Freelance. This would result in a shift in control from Freelance's shareholders to the merging company's shareholders.

Many business decisions made by Freelance can have major tax consequences and associated risks that could hurt the value of an investment in Freelance.

Federal and state tax consequences will, in all likelihood, be major considerations in any business combination Freelance may undertake. Currently, such transactions may be structured so as to result in tax-free treatment to both companies, pursuant to various federal and state tax provisions. Freelance intends to structure any business combination so as to minimize the federal and state tax consequences to both Freelance and the target entity. However, there can be no assurance that such business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes which may have an adverse effect on both parties to the transaction.

Freelance's securities may be limited to only a few markets because of blue sky laws.

Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, and Freelance has no current plans to register or qualify its shares in any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky restrictions upon the ability of new investors to purchase the securities which could reduce the size of the potential market. As a result of recent changes in federal law, non-issuer trading or resale of Freelance' securities is exempt from state registration or qualification requirements in most states. However, some states may continue to attempt to restrict the trading or resale of blind-pool or blank-check securities. Accordingly, investors should consider any potential secondary market for Freelance' securities to be a limited one.


Freelance' offering price is arbitrary and the value of Freelance securities may never actually reach the offering price.

The offering price of the shares bears no relation to book value, assets, earnings, or any other objective criteria of value. They have been arbitrarily determined by Freelance. There can be no assurance that, even if a public trading market develops for Freelance' securities, the shares will attain market values commensurate with the offering price.

Freelance may not be able to raise the minimum $20,000 dollars in this offering, resulting in the nullification of this offering.

The shares are offered by Freelance on a direct participation offering basis. No individual, firm or corporation has agreed to purchase or take down any of the offered shares. Freelance cannot and does not make any statement guaranteeing that shares will be sold. If the minimum number of shares are not sold, Freelance's offering will be nullified resulting in the return of the investors money.

Investors' rights and substantive protection under rule 419.

Deposit of offering proceeds and securities.

Rule 419 requires that the net offering proceeds, after deduction for underwriting compensation and offering costs, and all securities to be issued be deposited into an escrow or trust account (the "Deposited Funds" and "Deposited Securities," respectively) governed by an agreement which contains certain terms and provisions specified by the rule. Under Rule 419, the Deposited Funds and Deposited Securities will be released to Freelance and to investors, respectively, only after the Company has met the following three conditions: First, Freelance must execute an agreement for an acquisition(s) meeting certain prescribed criteria; second, Freelance must successfully complete a reconfirmation offering which includes certain prescribed terms and conditions; and third, the acquisition(s) meeting the prescribed criteria must be consummated.

Prescribed acquisition criteria.

Rule 419 requires that before the Deposited Funds and the Deposited Securities can be released, Freelance must first execute an agreement(s) to acquire an acquisition candidate(s) meeting certain specified criteria. The agreement must provide for the acquisition of a business(es) or assets valued at not less than 80% of the maximum offering proceeds, but excluding underwriting commissions, underwriting expenses and dealer allowances payable to non-affiliates. Once the acquisition agreements meeting the above criteria have been executed, Freelance must successfully complete the mandated recon-firmation offering and consummate the acquisitions(s).

Post-effective amendment.

Once the agreement(s) governing the acquisition(s) of a business(es) meeting the above criteria has (have) been executed, Rule 419 requires Freelance to update the registration statement of which this prospectus is a part with a post-effective amendment. The post-effective amendment must contain infor-mation about: the proposed acquisition candidate(s) and its business(es), including audited financial statements; the results of this offering; and the use of the funds disbursed from the escrow account. The post-effective amendment must also include the terms of the reconfirmation offer mandated by Rule 419. The offer must include certain prescribed conditions which must be satisfied before the Deposited Funds and Deposited Securities can be released from escrow.

Reconfirmation offering.

The reconfirmation offer must commence within five business days after the effective date of the post-effective amendment. Pursuant to Rule 419, the terms of the reconfirmation offer must include the following conditions:

(1) The prospectus contained in the post-effective amendment will be sent to each investor whose securities are held in the escrow account within five business days after the effective date of the post-effective amendment;

2) Each investor will have no fewer than 20, and no more than 45, business days from the effective date of the post-effective amendment to notify the Company in writing that the investor elects to remain an investor;

(3) If Freelance does not receive written notification from any investor within 45 business days following the effective date, the pro rata portion of the Deposited Funds (and any related interest or dividends) held in the escrow account on such investor's behalf will be returned to the investor within five business days by first class mail or other equally prompt means;

(4) The acquisition(s) will be consummated only if investors having contributed 80% of the maximum offering proceeds elect to reconfirm their investments; and

(5) If a consummated acquisition(s) has not occurred within 18 months from the date of this prospectus, the Deposited Funds held in the escrow account shall be returned to all investors on a pro rata basis within five business days by first class mail or other equally prompt means.

Release of deposited securities and deposited funds.

The Deposited Funds and Deposited Securities may be released to Freelance and the investors, respectively, after:

(1) The Escrow Agent has received written certification from Freelance and any other evidence acceptable by the Escrow Agent that Freelance has executed an agreement for the acquisition(s) of a business(es) the value of which represents at least 80% of the maximum offering proceeds and has filed the required post-effective amendment, the post-effective amendment has been declared effective, the mandated reconfirmation offer having the conditions prescribed by Rule 419 has been completed, and Freelance has satisfied all of the prescribed conditions of the reconfirmation offer; and

(2) The acquisition(s) of the business(es) the value of which represents at least 80% of the maximum offering proceeds is (are) consummated.

Escrowed funds not to be used for salaries or reimbursable expenses.

No funds (including any interest earned thereon) will be disbursed from the escrow account for the payment of salaries or reimbursement of expenses incurred on Freelance's behalf by Freelance's officers and directors. Other than the foregoing, there is no limit on the amount of such reimbursable expenses, and there will be no review of the reasonableness of such expenses by anyone other than Freelance's board of directors, both of whom are officers. In no event will the escrowed funds (including any interest earned thereon) be used for any purpose other than implementation of a business combination.

Use of Proceeds.

Following the maximum sale of the 2,000,000 Shares offered by Freelance, there will be gross proceeds of $100,000. If the minimum number of shares are sold (400,000), the gross proceed will equal $20,000. The net proceeds are calculated as the gross proceeds raised minus sales commission costs, which will be equal to 10% of the total raised, and other costs related to the offering. These proceeds will be used to provide start-up and working capital for Freelance. Freelance plans to release 10% of the monies raised in the offering to pay commission and broker fees. Other expenses related to the offering include printing costs, legal costs, and accounting costs necessary to maintain Freelance while a merger candidate is sought. Certain fees will also be required to be paid to the escrow agent. Management will have full discretion as to how these proceeds will be applied.

Offering Costs

The total estimated costs to conduct the offering is as follows:

Broker Fees                $2,000-$10,000 (depending on amount raised)
Legal                      $10,000
Printing                   $500
Accounting                 $2,000
Escrow Agent               $750


Offering costs will be paid from proceeds raised from stock offerings. If the minimum or median amount of the offering is retained, the offering costs will exceed the 10% of proceeds allowed to cover offering costs. In this event the offering costs will be covered by Management.

Use of Proceeds Table

The following table sets forth the expected use of proceeds from this offering (based on the minimum, median, and maximum net offering amounts after the release of monies raised to help cover offering costs). The amounts listed are for net proceeds. Net proceeds are gross proceeds minus offering costs (net proceeds = gross proceeds - offering costs). Pursuant to rule 419, a maximum of 10% may be used for offering costs. The maximum of 10% will not cover all of the offering costs under the minimum or median amounts raised. In these instances any remaining offering costs will be covered by Management. All the net proceeds will be used as working capital.

Use of Proceeds  If Minimum Offering  If Median Offering  If Maximum Offering
                  Raised ($18,000)     Raised  ($54,000)   Raised  ($90,000)
                  Amount  Percent      Amount   Percent    Amount   Percent

Working Capital    $18,000  90%        $54,000     90%      $90,000   90%

Total              $18,000  90%        $54,000     90%      $90,000   90%

Please note that if the minimum or median amount of the offering is retained, the related offering expenses exceed 10%. In such a case, the additional costs shall be paid out of Management's pocket.

Management anticipates expending these funds for the purposes indicated above. To the extent that expenditures are less than projected, the resulting balances will be retained and used for general working capital purposes or allocated according to the discretion of Management. Conversely, to the extent that such expenditures require the utilization of funds in excess of the amounts anticipated, supplemental amounts may be drawn from other sources, including, but not limited to, general working capital and/or external financing. The net proceeds of this offering that are not expended immediately may be deposited in interest or non-interest bearing accounts, or invested in government obligations, certificates of deposit, commercial paper, money market mutual funds, or similar investments.

Management may advance money to Freelance or on behalf of Freelance when the need arises. There are no set limits to the maximum amount that management will advance or loan to Freelance. However, the amount is obviously limited by the resources of Management. Management anticipates that repayment would come from the acquisition of a target company. The advances would be expected to be in an amount well below the minimum expected from any viable operating business target.

Determination of offering price.

The offering price is not based upon Freelance's net worth, total asset value, or any other objective measure of value based upon accounting measurements. The offering price is determined by the Board of Directors of Freelance and was determined arbitrarily based upon the amount of funds needed by Freelance to start-up the business, and the number of shares that the initial shareholders were willing to allow to be sold.

Dilution.

"Net tangible book value" is the amount that results from subtracting the total liabilities and intangible assets of an entity from its total assets. "Dilution" is the difference between the public offering price of a security and its net tangible book value per Share immediately after the Offering, giving effect to the receipt of net proceeds in the Offering. As of June 19th, 2000, the net tangible book value of Freelance was $3000 or $.001 per share. Giving effect to the sale by Freelance of all offered shares at the public offering price, the pro forma net tangible book value of Freelance would be $100,000 or $0.0186 per share, which would represent an immediate increase of $0.0176 in net tangible book value per share and $0.0314 per share dilution
per  share  to  new  investors.   Dilution of the book value of the shares may
result from future share offerings by Freelance.

The following table illustrates the pro forma per Share dilution:



                                       Assuming Maximum     Assuming Minimum
                                          Shares Sold          Shares Sold

Offering Price (1)                            $0.05               $0.05

Net tangible book value per
share before Offering (2)                     $0.001              $0.001


Increase Attributable to purchase
of stock by new investors (3)                 $0.0176             $0.0166

Net tangible book value per
Share after offering (4)                      $0.0186             $0.00618

Dilution to new investors (5)                 $0.0314             $0.0438

Percent Dilution to new investors (6)             63%                 88%

(1) Offering price before deduction of offering expenses, calculated on a "Common Share Equivalent" basis.

(2) The net tangible book value per share before the offering ($0.001) is determined by dividing the number of Shares outstanding prior to this offering into the net tangible book value of Freelance.

(3) The Increase Attributable to purchase of stock by new investors is derived by taking the net tangible book value per share after the offering ($0.0186) and subtracting from it the net tangible book value per share before the offering ($.001) for an increase of $0.0176.

(4) The net tangible book value after the offering is determined by adding the net tangible book value before the offering to the estimated proceeds to the Corporation from the current offering (assuming all the Shares are subscribed), and dividing by the number of common shares outstanding.

(5) The dilution to new investors is determined by subtracting the net tangible book value per share after the offering ($0.0186) from the offering price of the Shares in this offering ($.05), giving a dilution value of ($0.0314).

(6) The Percent Dilution to new investors is determined by dividing the Dilution to new investors ($0.0314) by the offering price per share ($0.05) giving a dilution to new investors of 63%.

Plan of distribution.

Freelance will sell a maximum of 2,000,000 shares of its common stock, par value $.001 per Share to the public on a "best efforts" basis. The stock will be sold at $.05 per share the minimum purchase required of an investor is $250.00. There can be no assurance that any of these shares will be sold.

The net proceeds to Freelance will be $100,000, minus associated costs, if all the shares offered are sold. Commissions of 10% of the monies raised will be paid by Freelance to a broker to sell these shares. As of yet, no broker has been chosen.

The public offering price of the shares will be modified, from time to time, by amendment to this prospectus, in accordance with changes in the market price of Freelance's common stock. These securities are offered by Freelance subject to prior sale and to approval of certain legal matters by counsel.

The officers and directors of Freelance will not be allowed to purchase shares in this offering.


Limited State Registration.

Freelance anticipates that there will be no State registration of its securities. Any sale of its securities will depend on exemptions under the Blue Sky laws of states in which the securities are sold. Securities are planed to be sold in Nevada.

Securities will be sold in Nevada under Rule NRS 90.530 (11). This allows exempted transactions pursuant to an offer to sell securities of an issuer if:

(a)  The  transaction  is part of of an issue in which there are no more  than
     25 purchasers in this state, other than those designated in subsection 10, during any 12 consecutive months;
(b) No general soliciation or general advertising is used in connection with the offer to sell or sale of securities;
(c) No commission or other similar compensation is paid or given, directly or indirectly, to a person, other than a broker-dealer licensed or not required to be licensed under this chapter, for soliciting a prospective purchaser in this state; and licensed under this chapter, for soliciting a prospective purchaser in this state;
     and
(d)  One of the following conditions is satisfied:
     (1) The seller reasonably believes that all purchasers in this state, other than those designated in subsection 10, are purchasing for investment; or
     (2) Immediately before and immediately after the transaction, the  issuer
         reasonably 	believes that the securities of the issuer are held by 50
         or fewer beneficial owners, other than those designated in subsection 10, and the transaction is part of an aggregate offering that does not exceed $500,000 during any 12 consecutive months.

The administrator by rule or order as to a security or transaction or a type of security or transaction, may withdraw or further condition the exemption set forth in this subsection or waive one or more of the conditions of the exemption.

Opportunity To Make Inquires.
Freelance will make available to each Offeree, prior to any sale of the Shares, the opportunity to ask questions and receive answers from Freelance concerning any aspect of the investment and to obtain any additional information contained in this Memorandum, to the extent that Freelance possesses such information or can acquire it without unreasonable effort or expense.

Execution of Documents.
Each  person  desiring  to  subscribe  to  the  Shares must complete, execute, acknowledge, and deliver to Freelance a Subscription Agreement, which will contain, among other provisions, representations as to the investor's qualifications to purchase the common stock and his ability to evaluate and bear the risk of an investment in Freelance.

By executing the subscription agreement, the subscriber is agreeing that if the Subscription Agreement it is accepted by Freelance, such a subscriber will be, a shareholder in Freelance and will be otherwise bound by the articles of incorporation and the bylaws of Freelance in the form attached to this Prospectus.

Promptly, upon receipt of subscription documents by Freelance, it will make a determination as to whether a prospective investor will be accepted as a shareholder in Freelance. Freelance may reject a subscriber's Subscription Agreement for any reason. Subscriptions will be rejected for failure to conform to the requirements of this Prospectus (such as failure to follow the proper subscription procedure), insufficient documentation, over subscription to Freelance, or such other reasons other as Freelance determines to be in the best interest of the Company.

If a subscription is rejected, in whole or in part, the subscription funds, or portion thereof, will be promptly returned to the prospective investor without interest by depositing a check (payable to said investor) in the amount of said funds in the United States mail, certified returned-receipt requested. Subscriptions may not be revoked, cancelled, or terminated by the subscriber, except as provided herein.

Legal Proceedings
Freelance is not a party to any material pending legal proceedings and, to the best of its knowledge, no such action by or against Freelance has been threatened.

Directors, Executive Officers, Promoters,and Control Persons

The names, ages, and respective positions of the directors, officers, and significant employees of Freelance are set forth below. All these persons have held their positions since June 2000. Each director and officer shall serve for a term ending on the date of the third Annual Meeting. There are no other persons which can be classified as a promoter or controlling person of Freelance.

Danny J. Lovell. President/Director, Age 27.

Mr. Lovell graduated with B.A. in Education from Illinois State University in 1998. Mr. Lovell was an educator in the Peoria, Illinois School System during the 1999-2000 school year. Mr. Lovell is currently an office manager in a Las Vegas law firm.

Eliot J. Thomas. Treasurer/Director, Age 30.

Mr. Thomas graduated with B.S. in Accounting from the University of Nebraska at Omaha in 1996. Mr. Thomas received his J.D. from Drake University Law School in 1999 and is currently employed as a law clerk in a Las Vegas law firm.

Adam U. Shaikh. Secretary/Director, Age 27.

Mr. Shaikh graduated with a B.A. in Political Science/History from Iowa State University in 1996. Mr. Shaikh received a J.D. from Drake University Law School in 1999 and received his license to practice law in 1999 in Nevada. He is currently employed as an attorney in a Las Vegas law firm.

None of the Officers and Directors have been involved in legal proceedings that impair their ability to perform their duties as Officers and Directors.

There  is  no  family  relationship between any of the officers or  directors.

Security Ownership of Certain
Beneficial Owners and Management

The following table sets forth, as of the date of this Prospectus, the outstanding Shares of common stock of the Company owned of record or beneficially by each person who owned of record, or was known by Freelance to own beneficially, more than 5% of Freelance's Common Stock, and the name and share holdings of each officer and director and all officers and directors as a group.

Title of Class     Name of Beneficial      Amount and Nature     Percent
                       Owner (1)             of Beneficial       Of Class
                                                Owner(2)
Common Stock         Adam U. Shaikh             1,000,000          33%

Common Stock         Danny J. Lovell            1,000,000          33%

Common Stock         Eliot J. Thomas            1,000,000          33%

Common Stock      Officers and Directors        3,000,000         100%

None of the Officers, Directors or existing shareholders have the right to acquire any amount of the Shares within sixty days from options, warrants, rights, conversion privilege, or similar obligations.

Principal Shareholder(s).

The addresses for the principal shareholders are as follows:

President Danny Lovell: 3651 N. Rancho Dr., Apt. 163, Las Vegas, NV 89130 Secretary Adam Shaikh: 5850 Sky Pointe Dr., Apt. 2102A, Las Vegas, NV 89130 Treasurer Eliot Thomas: 2673 S. Decatur #2122, Las Vegas, NV 89102

All shareholders have sole voting and investment power.

Description of securities.

Shares sold in the future may have to comply with Rule 144.

All of the 3,000,000 shares, which are held by management, have been issued in reliance on the private placement exemption under the amended Securities Act of 1933. Such shares will not be available for sale in the open market without separate registration except in reliance upon Rule 144 under the Act.

In general, under Rule 144 a person (or persons whose shares are aggregated) who has beneficially owned shares acquired in a non-public transaction for at least one year, including persons who may be deemed affiliates of Freelance (as that term is defined under the Act) would be entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of common stock, or the average weekly reported trading volume on all national securities exchanges and through NASDAQ during the four calendar weeks preceding such sale, provided that certain current public information is then available. If a substantial number of the shares owned by management were sold pursuant to Rule 144 or a registered offering, the market price of the common stock could be adversely affected.

General description.

The securities being offered are shares of common stock. The Articles of Incorporation authorize the issuance of 25,000,000 shares of common stock, with a par value of $.001. The holders of the Shares: (a) have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by the Board of Directors of Freelance; (b) are entitled to share ratably in all of the assets of Freelance available for distribution upon winding up of the affairs of Freelance; (c) do not have preemptive subscription or conversion rights and there are no redemption or sinking fund applicable thereto; and (d) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders. These securities do not have any of the following rights: (a) cumulative or special voting rights; (b) preemptive rights to purchase in new issues of Shares; (c) preference as to dividends or interest; (d) preference upon liquidation; or (e) any other special rights or preferences. In addition, the Shares are not convertible into any other security. There are no restrictions on dividends under any loan other financing arrangements or otherwise. See a copy of the Articles of Incorporation, and amendments thereto, and Bylaws of Freelance, attached as Exhibit 3.1 and Exhibit 3.2, respectively, to this Form SB- 2/A. As of the date of this Form SB-2/A, Freelance has 3,000,000 Shares of common stock outstanding.

Non-cumulative voting.

The holders of shares of Common Stock of Freelance do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining shares will not be able to elect any of Freelances directors.

Dividends.

Freelance does not currently intend to pay cash dividends. Freelance's proposed dividend policy is to make distributions of its revenues to its stockholders when Freelances Board of Directors deems such distributions appropriate. Because Freelance does not intend to make cash distributions, potential shareholders would need to sell their shares to realize a return on their investment.

There can be no assurances of the projected values of the shares, nor can there be any guarantees of the success of Freelance.

A distribution of revenues will be made only when, in the judgment of Freelance's Board of Directors, it is in the best interest of Freelance's stockholders to do so. The Board of Directors will review, among other things, the investment quality and marketability of the securities considered for distribution; the impact of a distribution of the investee's securities on its customers, joint venture associates, management contracts, other investors, financial institutions, and Freelance's internal management, plus the tax consequences and the market effects of an initial or broader distribution of such securities.

Possible anti-takeover effects of authorized but unissued stock.

Upon the completion of this offering, Freelance's authorized but unissued capital stock will consist of 20,000,000 shares (assuming the entire offering is sold) of common stock. One effect of the existence of authorized but unissued capital stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of Freelance by means of a merger, tender offer, proxy contest, or otherwise, and thereby to protect the continuity of Freelance's management.

If, in the due exercise of its fiduciary obligations, for example, the Board of Directors were to determine that a takeover proposal was not in
Freelance's best interests, such shares could be issued by the Board of Directors without stockholder approval in one or more private placements or other transactions that might prevent, or render more difficult or costly, completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent Board of Directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

Shares Eligible For Future Sale

On January 21, 2000, Mr. Richard K. Wulff, Chief of Office of Small Business for the SEC, issued an interpretative letter to Mr. Ken Worm, Assistant Director of the OTC Compliance Unit of the NASD Regulation, concerning the tradability of stock issued in limited operation companies. Mr. Wulff's interpretation was that stock issued or gifted under an exemption under the 1933 Act would not be considered free trading. Therefore, the 3,000,000 shares of stock issued to the officers and directors, and any further issuances of stock that is not registered with the SEC, shall not be deemed free trading.

Transfer Agent

Freelance intends to engage the services of Pacific Stock Transfer Company, P.O. Box 93385 Las Vegas, Nevada 89193 (702) 361-3033 Fax (702) 732-7890.

Interest of named experts and counsel.

No named expert or counsel was hired on a contingent basis. No named expert or counsel will receive a direct or indirect interest in the small business issuer. No named expert or counsel was a promoter, underwriter, voting trustee,  director,  officer,  or  employee  of  the  small  business  issuer.


Disclosure of commission position on indemnification for securities act liabilities.

No director of Freelance will have personal liability to Freelance or any of its stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in the Articles of Incorporation limiting such liability.

The foregoing provisions shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to Freelance or its stockholders, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, (iii) under applicable Sections of the Nevada Revised Statutes, (iv) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or,
(v) for any transaction from which the director derived an improper personal benefit.

The By-laws provide for indemnification of the directors, officers, and employees of Freelance in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees of the Company if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation. The Bylaws, therefore, limit the liability of directors to the maximum extent permitted by Nevada law (Section 78.751).

The officers and directors of Freelance are accountable to Freelance as fiduciaries, which means they are required to exercise good faith and fairness in all dealings affecting Freelance. In the event that a shareholder believes the officers and/or directors have violated their fiduciary duties to Freelance, the shareholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the shareholder's rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management.

Shareholders who have suffered losses in connection with the purchase or sale of their interest in Freelance in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from the Freelance.

The registrant undertakes the following:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Organization within last five years.

The names of the promoters of the registrant are the officers and directors as disclosed elsewhere in this Form SB-2/A. None of the promoters have received anything of value from the registrant.

Description of Business.

1.  Company/Business Summary.

Freelance.com, Inc.. was incorporated on June 19, 2000, under the laws of the State of Nevada, to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The company has been in the developmental stage since inception and has no operations date. Other than issuing shares to its original shareholders, Freelance never commenced any operational activities.

Freelance was formed by Danny Lovell, Adam Shaikh, and Eliot Thomas the initial directors. The initial directors were immediately appointed as Officers and Directors of Freelance. Freelance was formed for the purpose of consummating a merger or acquisition. Mr. Lovell serves as President and Director. Mr. Lovell determined next to proceed with filing a Form SB-2.

Mr. Lovell, the President and Director, elected to commence implementation of Freelance's principal business purpose, described below under Plan of Operation. As such, Freelance can be defined as a "shell" company, whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity.

The proposed business activities described herein classify Freelance as a "blank check" company. Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in the Freelances securities until such time as Freelance has successfully implemented its business plan described herein.

Accordingly, each shareholder of Freelance will execute and deliver a "lock-up" letter agreement, affirming that he/she will not sell his/her respective shares of Freelance's common stock until such time as Freelance has successfully consummated a merger or acquisition and Freelance is no longer classified as a "blank check" company.

In order to provide further assurances that no trading will occur in Freelance's securities until a merger or acquisition has been consummated, each shareholder have agreed to place his/her respective stock certificate with Freelance's legal counsel, who will not release these respective certificates until such time as legal counsel has confirmed that a merger or acquisition has been successfully consummated.

Item 2.  Plan of Operation.

Freelance intends to seek to acquire assets or shares of an entity actively engaged in business which generates revenues, in exchange for its securities. The Registrant has no particular acquisitions in mind and has not entered into any negotiations regarding such an acquisition. None of Freelance's officers, directors, promoters or affiliates have engaged in any preliminary contact or discussions with any representative of any other company regarding the possibility of an acquisition or merger between Freelance and such other company as of the date of this registration statement.

Freelance has no full time employees. Freelance 's officers have agreed to allocate a portion of their time to the activities of the Registrant, without compensation. Management anticipates that the business plan of Freelance can be implemented by each officer devoting approximately 10 hours per month to the business affairs of Freelance and, consequently, conflicts of interest may arise with respect to the limited time commitment by such officers.

Freelance is filing this registration statement on a voluntary basis because the primary attraction of the Registrant as a merger partner or acquisition vehicle will be its status as an SEC reporting company. Any business combination or transaction will likely result in a significant issuance of shares and substantial dilution to present stockholders of the Registrant.

General Business Plan.

Freelance's purpose is to seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented to it by persons or firms who or which desire to seek the perceived advantages of an Exchange Act registered corporation. Freelance will not restrict its search to any specific business, industry, or geographical location and Freelance may participate in a business venture of virtually any kind or nature.

This discussion of the proposed business is purposefully general and is not meant to be restrictive of Freelance's virtually unlimited discretion to search for and enter into potential business opportunities. Management anticipates that it will be able to participate in only one potential business venture because Freelance has nominal assets and limited financial resources. This lack of diversification should be considered a substantial risk to shareholders of Freelance because it will not permit Freelance to offset potential losses from one venture against gains from another.

Freelance may seek a business opportunity with entities which have recently commenced operations, or which wish to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes. Freelance may acquire assets and establish wholly-owned subsidiaries in various businesses or acquire existing businesses as subsidiaries.

Freelance anticipates that the selection of a business opportunity in which to participate will be complex and extremely risky. Due to general economic conditions, rapid technological advances being made in some industries and shortages of available capital, management believes that there are numerous firms seeking the perceived benefits of apublicly registered corporation. Such perceived benefits may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statutes) for all shareholders and other factors. Business opportunities may be available in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

Freelance has, and will continue to have, no capital with which to provide the owners of business opportunities with any significant cash or other assets. However, management believes Freelance will be able to offer owners of acquisition candidates the opportunity to acquire a controlling ownership interest in a publicly registered company without incurring the cost and time required to conduct an initial public offering.

The owners of the business opportunities will, however, incur significant legal and accounting costs in connection with the acquisition of a business opportunity, including the costs of preparing Form 8-K's, 10-QSB's or 10-KSB's, agreements and related reports and documents. The Securities Exchange Act of 1934 (the "34 Act"), specifically requires that any merger or acquisition candidate comply with all applicable reporting requirements, which include providing audited financial statements to be included within the numerous filings relevant to complying with the 34 Act.

Nevertheless, the officers and directors of Freelance have not conducted market research and are not aware of statistical data which would support the perceived benefits of a merger or acquisition transaction for the owners of a business opportunity.

The analysis of new business opportunities will be undertaken by, or under the supervision of, the officers and directors of Freelance, none of whom is a
professional  business  analyst.    Management  intends   to   concentrate  on
identifying preliminary prospective business opportunities which may be brought to its attention through present associations of Freelance's officers, or by Freelance's shareholders.


In analyzing prospective business opportunities, management will consider such matters as:

-  the available technical, financial and managerial resources,
-  working capital and other financial requirements,
-  history of operations, if any,
-  prospects for the future,
-  nature of present and expected competition;,

- the quality and experience of management services which may be available and the depth of that management,
-  the potential for further research, development, or exploration,
- specific risk factors not now foreseeable but which may be anticipated to impact the proposed activities of Freelance;
-  the potential for growth or expansion; the potential for profit;
- the perceived public, recognition or acceptance of products, services, or trades;
-  name identification; and other relevant factors.


Management will meet personally with management and key personnel of the business opportunity as part of their investigation. To the extent possible, Freelance intends to utilize written reports and personal investigation to evaluate the above factors. Freelance will not acquire or merger with any company for which audited financial statements cannot be obtained within a reasonable period of time after closing of the proposed transaction.

Management of Freelance, while not especially experienced in matters relating to the new business of Freelance, will rely upon their own efforts and, to a much lesser extent, the efforts of Freelance's shareholders, in accomplishing the business purposes of Freelance. It is not anticipated that any outside consultants or advisors will be utilized by Freelance to effectuate its business purposes described herein.

However, if Freelance does retain such an outside consultant or advisor, any cash fee earned by such party will need to be paid by the prospective merger/ acquisition candidate, as Freelance has no cash assets with which to pay such
obligation.  There have been no  discussions,   understandings,  contracts  or
agreements with any outside consultants and none are anticipated in the future. In the past, the company's management has never used outside consultants or advisors in connection with a merger or acquisition.

Freelance will not restrict its search for any specific kind of firms, but may acquire a venture which is in its preliminary or development stage, which is already in operation, or in essentially any stage of its corporate life. It is impossible to predict at this time the status of any business in which Freelance may become engaged, in that such business may need to seek additional capital, may desire to have its shares publicly traded, or may seek other perceived advantages which Freelance may offer.

However, Freelance does not intend to obtain funds in one or more private placements to finance the operation of any acquired business opportunity until such time as Freelance has successfully consummated such a merger or acquisition. Freelance also has no plans to conduct any offerings under Regulation S.

Acquisition of opportunities.

In implementing a structure for a particular business acquisition, Freelance may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. It may also acquire stock or assets of an existing business. On the consummation of a transaction, it is probable that the present management and shareholders of Freelance will no longer be in control of Freelance. In addition, Freelances directors may, as part of the terms of the acquisition transaction, resign and be replaced by new directors without a vote of Freelance's shareholders.

The policy set forth in the preceding sentence is based on an understanding between the members of management, and these persons are not aware of any circumstances under which this policy would change while they are still officers and directors of Freelance. Any and all such sales will only be made in compliance with the securities laws of the United States and any applicable state.

It is anticipated that any securities issued in any such reorganization would be issued in reliance upon exemption from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of its transaction, Freelance may agree to register all or a part of such securities immediately after the transaction is consummated or at specified times thereafter.

If such registration occurs, of which there can be no assurance, it will be undertaken by the surviving entity after Freelance has successfully consummated a merger or acquisition and Freelance is no longer considered a "shell" company. Until such time as this occurs, Freelance will not attempt to register any additional securities. The issuance of substantial additional securities and their potential sale into any trading market which may develop in Freelance's securities may have a depressive effect on the value of Freelance's securities in the future, if such a market develops, of which there is no assurance.

While the actual terms of a transaction to which Freelance may be a party cannot be predicted, it may be expected that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called "tax-free" reorganization under Sections 368a or 351 of the Internal Revenue Code.

With respect to any merger or acquisition, negotiations with target company management is expected to focus on the percentage of Freelance which target company shareholders would acquire in exchange for all of their shareholdings in the target company. Depending upon, among other things, the target company's assets and liabilities, Freelance's shareholders will in all likelihood hold a substantially lesser percentage ownership interest in Freelance following any merger or acquisition.

The percentage ownership may be subject to significant reduction in the event Freelance acquires a target company with substantial assets. Any merger or acquisition effected by Freelance can be expected to have a significant dilutive effect on the percentage of shares held by Freelance's then shareholders.

Freelance will participate in a business opportunity only after the negotiation and execution of appropriate written agreements. Although the terms of such agreements cannot be predicted, generally such agreements will require some specific representations and warranties by all of the parties thereto, will specify certain events of default, will detail the terms of closing and the conditions which must be satisfied by each of the parties prior to and after such closing, will outline the manner of bearing costs, including costs associated with Freelance's attorneys and accountants, will set forth remedies on default and will include miscellaneous other terms.

If an outside person or entity is responsible for finding a merger candidate for Freelance, a finders fee will most likely be paid. This fee will, in all likelihood, be paid by the merging company due to Freelance's lack of financial standing. The maximum amount of finders fee paid to any one person would probably be $25,000. Freelance will not be issuing stock to be used as a finders fee.

Management will, in all likelihood, actively negotiate or consent to the purchase of their stock by the merging company. Freelance's shareholders will not have an opportunity to approve or consent to such a buy-out.

Management has no plans or proposals to sell or issue additional securities prior to the location of an acquisition or merger candidate. Management does not foresee any such events that would facilitate a sale or issuance of additional securities.

As stated here-in-above, Freelance will not acquire or merge with any entity which cannot provide independent audited financial statements within a reasonable period of time after closing of the proposed transaction. Freelance is subject to all of the reporting requirements included in the 34 Act. Included in these requirements is the affirmative duty of Freelance to file independent audited financial statements as part of its Form 8-K to be filed with the Securities and Exchange Commission upon consummation of a merger or acquisition, as well as Freelance's audited financial statements included in its annual report on Form 10-K (or 10-KSB, as applicable).

If such audited financial statements are not available at closing, or within time parameters necessary to insure Freelance's compliance with the requirements of the 34 Act, or if the audited financial statements provided do not conform to the representations made by the candidate to be acquired in the closing documents, the closing documents may provide that the proposed transaction will be voidable, at the discretion of the present management of Freelance.

The Board of Directors have passed a resolution which prohibits Freelance from completing an acquisition or merger with any entity in which any of Freelance's Officers, Directors, principal shareholders or their affiliates or associates serve as officer or director or hold any ownership interest. Management is not aware of any circumstances under which this policy, through their own initiative may be changed.

There are no arrangements, agreements or understandings between non-management shareholders and management under which non-management management of the Freelances affairs. There is no agreement that non-management shareholders will exercise their voting rights to continue to re-elect the current directors, however, it is expected that they will do so based on the existing friendship among such persons.

Management's Plan With Respect To Other Blank Check Entities.

Currently, President Danny Lovell, Secretary Adam Shaikh, and Treasure Eliot Thomas are officers and directors for one other blank check company, Freelance.com, Inc. Currently, this company has not been cleared by the SEC. Therefore, there has been no public offering as of yet.



                          Other Blank Check Companies

Name of Company         Registration Form   Date Filed        Status

Loanspaid.com, Inc.     SB-2                July 7, 2000      Pending
Divia.com, Inc.         10SB12G             Aug. 4, 2000    Effective 10/3/2000
Axis.com, Inc.          10SB12G             Sept. 8,2000      Pending

It is the intent of management to consummate a merger or acquisition with both Freelance.com, Inc., Loanspaid.com, Inc., Divia.com, Inc., and Axis.com,Inc. However, there is an inherent conflict of interest with respect to both companies that Mr. Lovell, Mr. Shaikh and Mr. Thomas are affiliated with Management, therefore, has agreed that the companies will be given priority based upon the time of clearance of the SB-2 or Form10 registration statements. The first SB-2 or Form 10 cleared will be given priority and so on. If, by happenstance, one or more of the company's registration statements clear at the same time, the company will give priority to the company whose name is first in alphabetical order.

Competition.

Freelance  will  remain  an  insignificant participant among  the firms  which
engage  in   the  acquisition  of  business  opportunities.   There  are  many
established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than
Freelance.   In  view of the Company's combined  extremely  limited  financial resources and limited management availability, Freelance will continue to be at a significant competitive disadvantage compared to the Company's competitors.

Description of property.

Freelance has retained Adam U. Shaikh, as a resident agent.   The  address  is
3360 W. Sahara, Suite 200 Las Vegas, NV 89102. Mr. Shaikh acts as Secretary and Director to Freelance. A copy of the resident agent agreement is attached.

Freelance currently owns no property. . President Danny Lovell's residence, 3651 N. Rancho Dr., Apt. # 163, Las Vegas, NV 89102, serves as Freelance's executive office. Mr. Lovell's home is adequate space for Freelance's office due to the limited operations of the company. Mr. Lovell provides this space free of charge.

Certain relationships and related transactions.

There are no relationships, transactions, or proposed transactions to which the registrant was or is to be a party, in which any of the named persons set forth in Item 404 of Regulation SB had or is to have a direct or indirect material interest.

Adam U. Shaikh., the Company's resident agent currently holds the position of Secretary and director in the Company.

Market for common equity and related stockholder matters.

The Shares have not previously been traded on any securities exchange. At the present time, there are no assets available for the payment of dividends on the Shares.

Executive compensation.

(a) No officer or director of Freelance is receiving any remuneration at this time.

(b) There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of the corporation in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the corporation or any of its subsidiaries.

(c) No remuneration is proposed to be in the future directly or indirectly by the corporation to any officer or director under any plan which is presently existing.

Financial statements.

Freelance.com, Inc
(A Development Stage Company)
Financial Statements
June 30, 2000






TABLE OF CONTENTS                     PAGE  #

INDEPENDENT AUDITOR'S REPORT                1
ASSETS                                      2
LIABILITIES AND STOCKHOLDERS' EQUITY        2
STATEMENT OF OPERATIONS                     3
STATEMENT OF STOCKHOLDERS' EQUITY           4
STATEMENT OF CASH FLOWS                     5
NOTES TO FINANCIAL STATEMENTS             6-8







BARRY L. FRIEDMAN, P.C.
CERTIFIED PUBLIC ACCOUNTANT
1582 TULITA DRIVE
LAS VEGAS, NV 89123



BOARD OF DIRECTORS
FREELANCE.COM, INC.
LAS VEGAS, NV

JULY 3, 2000


I have audited the accoumpanying Balance Sheets of FREELANCE.COM, INC. (A Development Stage Company), as of June 30,2000 and the related statements of operations, stockholders' equity and cash flows for the period June 19, 2000 (inception) to June 30, 2000. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of FREELANCE.COM, Inc. (A Development Stage Company), as of June 30 2000, and the results of its operations and cash flows for the period June 19, 2000 (inception) to June 30, 2000, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note #5 to the financial statements, the Company has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is described in Note #5. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Barry L. Friedman
Certified Public Accountant



FREELANCE.COM, Inc.
(A Development Stage Company)
June 30, 2000

Balance Sheet



Assets

Current Assests

   Total Current Assets               $0

Other Assets
   Total Other Assets                 $0

Total Assets                          $0


Liabilities and Stockholders' Equity

Current Liabilities                   $0

  Total Current Liabilities           $0


Stockholders' Equity (Note #4)

  Common stock
  Par Value $0.001
  Authorized 25,000,000 shares
  Issued and outstanding at
  June 30, 2000
  3,000,000 shares                    $3000


  Additional Paid-In Capital           0

  Deficit accumulated during
  The Development Stage               (3000)
                                      ------

Total Stockholders' Equity            $0
                                      ------

Total Liabilities and
Stockholders' Equity                  $0
                                      ------


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.




FREELANCE.COM, INC.
(A DEVELOPMENT STAGE COMPANY)
JUNE 19, 2000 (INCEPTION) TO JUNE 30,2000



STATEMENT OF OPERATIONS


INCOME

  REVENUE                           $0

EXPENSES

  GENERAL AND
  ADMINISTATIVE                     $3000
                                    -----

TOTAL EXPENSES                      $3000
                                    -----

NET LOSS                            $-3000
                                    -----

NET LOSS PER SHARE-

  BASIC AND DILUTED
  (NOTE #2)                         $-0.0010
                                    --------

Weighted average
number of common
shares outstanding                  3,000,000
                                    ---------



THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS




FREELANCE.COM, INC.
(A Development Stage Company)
June 19, 2000 (Inception), to June 30, 2000


Statement of Changes in Stockholders' Equity

                                                     Additional        Accum-
                       Common         Stock          paid-in           lated
                       Shares         Amount         Capital           Deficit


June 19,2000
Issued for Services    3,000,000      $3000          $0

Net loss,
June 19,2000,
(inception) to
June 30, 2000                                                          $-3000
                       ---------      -----          ----              ------

Balance,
June 30, 2000          3,000,000      $3000          $0                $-3000
                       ---------      -----          ----              ------


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.




FREELANCE.COM, INC.
(A DEVELOPMENT STAGE COMPANY)
JUNE 19, 2000 (INCEPTION), TO JUNE 30, 2000


STATEMENT OF CASH FLOWS


Cash Flows from
Operating Activities

  Net loss                       $-3000

  Adjustment to
  reconcile net loss
  to net cash provided
  by operating
  activities
  Issue Common Stock
  For Services                    3000

Changes in assets and
Liabilities                       0
                                 ------

Net cash used in
Operating activities             $0

Cash Flows from
Investing Activities              0

Cash Flows from
Financing Activities              0
                                 ------

Net Increase (decrease)          $0

Cash,
Beginning of period               0
                                 ------
Cash, End of period              $0
                                 ------



THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.


FREELANCE.COM, INC.
(A Development Stage Company)

Notes to Financial Statements
June 30, 2000

Note 1- History and Organization of the Company

The Company was organized June 19, 2000, under the laws of the State of Nevada, as FRRELANCE.COM, INC. The Company currently has no operations and in accordance with SFAS #7, is considered a developmental company.

Note 2- Summary of Significant Accounting Policies

Accounting Method
-----------------

  The Company records income and expenses on the accrual method.

Estimates
---------
  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue an expenses during the reporting period. Actual results could differ from those estimates.

Cash and equivalents
--------------------

  The Company maintains a cash balance in a non-interest-bearing bank that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with the maturity of three months or less are considered to be cash equivalents. There are no cash equivalents as of June 30, 2000.

Year End
--------

  The Company has selected December 31st, as its fiscal year-end.

Income Taxes
------------

  Income taxes are provided for using the liability method of accounting in accordance with Statement of Financial Accounting Standards No. 109
  (SFAS #109) "Accounting for Income Taxes." A deferred tax asset or liability is recorded for all temporary difference between financial and tax reporting. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.


FREELANCE.COM, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

JUNE 30, 2000



NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUTING POLICIES (CONTINUED)

Reporting on Costs of Start-Up Activities
-----------------------------------------

  Statement of Position 98-5 ("SOP 98-5"), "Reporting on the Costs of Start-Up Activities" which provides guidance on th financial reporting of start-up costs and organization costs. It requires most costs of start-up activities and organization costs to be expensed as incurred. SOP 98-5 is effective for fiscal years beginning after December 15, 1998. With the adoption of SOP 98-5 is effective for fiscal years beginning after December 15, 1998. With the adoption of SOP 98-5, there has been little or no effect on the company's financial statements.



Loss Per Share
--------------

  Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128 (SFAS #128) "Earnings Per Share". Basic loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted loss per share reflects per share amounts that would have resulted if dilative common stock equivalents had been converted to common stock. As of June 30, 2000, the Company had no dilative common stock equivalents such as stock options.



Policy in Regards to Issuance of Common Stock in a Non-Cash Transaction
-----------------------------------------------------------------------

  The Company's accounting policy for issuing shares in a non-cash transaction is to issue the equivalent amount of stock equal to the fair market value of the assets or services received.


NOTE 3 - INCOME TAXES

  There is no provision for income taxes for the period ended June 30, 2000, due to the net loss and no state income tax in Nevada, the state of the Company's domicile and operations. The Company's total deferred tax asset as of June 30, 2000 is as follows:


      Net operation loss carry forward        $  0
      Valuation allowance                     $  0

      Net deferred tax asset                  $  0




FREELANCE.COM, INC
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS (CONTINUED)
-----------------------------------------

JUNE 30,2000



NOTE 4-  STOCKHOLDERS' EQUITY


  Common Stock
  ------------

  The authorized common stock of the corporation consists of 25,000,000 shares with a par value of $0.001 per share.


  Preferred Stock
  ---------------

  The corporation has no preferred stock.

  On June 19, 2000, the Company issued 3,000,000 shares of its $0.001 par value common stock to its directors for services of $3,000.00.


NOTE 5 - GOING CONCERN

  The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other material assets, nor does it have an established source of revenue sufficient to cover its operating costs and to allow it to continue as a going concern. The stockholders/officers and or directors have committed to advancing the operating costs of the Company interest free.


NOTE 6 - RELATED PARTY TRANSACTIONS

  The Company neither owns nor leases any real or personal property. An officer of the corporation provides office services without charge. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 7 - WARRANTS AND OPTIONS

  There are no warrants or options outstanding to acquire any additional shares of common stock.



Part II.  Information not required in prospectus.

Indemnification of officers and directors.

Information on this item is set forth in Prospectus under the heading "Disclosure of Commission Position on Indemnification for Securities Act Liabilities."

Other expenses of issuance and distribution.

The following table sets forth the anticipated costs which will be paid by the security holders by the release of 10% of the escrowed funds pursuant to Rule 419.

Printing Costs                   $500.00
Accounting Costs                 $2,000.00
Legal Costs                      $3,500.00
Escrow Agent Costs               $750.00

Please see the Use of Proceed section.

Recent sales of unregistered securities.

On June 19, 2000, 1,000,000 shares were issued to Adam U. Shaikh, 1,000,000 to Danny Lovell and 1,000,000 to Eliot Thomas under Rule 4(2). Neither Mr. Shaikh, Mr. Lovell, or Mr. Thomas are accredited investors, but they are sophisticated investors by virtue of being officers and directors in the company.

Exhibits.
The Exhibits required by Item 601 of Regulation S-B, and an index thereto, are attached.

Undertakings.

The undersigned registrant hereby undertakes to:

(a) (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)  Include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424.

                                  [38]

(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised "Act") may be permitted to directors, officers and controlling persons of the small business issuer that in the opinion of the Securities and Exchange Commission such indemnification is against public
policy as expressed in the Act and is, therefore, unenforceable.   In the event
that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 [39]

EXHIBIT LIST

3.1	  Articles of Incorporation
      Incorporated by reference in the Form SB-2 filing of July 10, 2000

3.2	  By-Laws
      Incorporated by reference in the Form SB-2 filing of July 10, 2000

5.1   Opinion on Legality
      Incorporated by reference in the Form SB-2 filing of July 10, 2000

24.1  Consent of Accountant

24.2  Consent of Attorney (Included in Opinion)
      Incorporated by reference in the Form SB-2 filing of July 10, 2000

25.1		Power of Attorney
      Incorporated by reference in the Form SB-2 filing of July 10, 2000

27.1  Acceptance of Resident Agent
      Incorporated by reference in the Form SB-2 filing of July 10, 2000

27.2  Lock-up agreement
      Incorporated by reference in the Form SB-2 filing of July 10, 2000

27.3  Financial Data Schedule
      Incorporated by reference in the Form SB-2 filing of July 10, 2000

27.4  Signatures

                                  [40]





















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